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                                   January 5, 1998


Towne Bancorp, Inc.
610 E. South Boundry Street
Perrysburg, Ohio


     Re:  Shares Registered on Form S-2

Gentlemen:

     This opinion is furnished with respect to the Registration Statement on Form S-2 (the "Registration Statement") being filed by Towne Bancorp, Inc. ("Towne") with the Securities and Exchange Commission relating to the registration of 370,761 shares of Towne common stock, no par value (the "Stock"), which are the subject of the rescission offer described in the Registration Statement (the "Rescission Offer").

     We are counsel for Towne and have participated in the preparation of the Registration Statement. We have reviewed Towne's Second Amended and Restated Articles of Incorporation (the "Amended Articles") and Code of Regulations, the corporate action taken to date in connection with the Registration Statement and the Rescission Offer, and such other documents and authorities as we deem relevant for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that:

     (a) upon the ratification of the adoption of the Amended Articles of Towne by the shareholders of Towne and assuming that such ratification combined with the adoption of the Amended Articles by certain shareholders of Towne on November 29, 1997 constitutes due authorization of the 800,000 shares of common stock, without par value, of Towne;

     (b) upon compliance with the Securities Act of 1933, as amended, and with the Securities or "blue sky" laws of the states in which the Stock is to be offered for sale;

     (c) upon satisfaction of all of the conditions stated in the Registration Statement; and

     (d)  upon rejection of the Rescission Offer;


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that portion of the Stock for which shareholders of Towne have rejected the
Rescission Offer will be legally issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Porter, Wright, Morris & Arthur

                                        PORTER, WRIGHT, MORRIS & ARTHUR